EXHIBIT 23.1

[LETTERHEAD OF CROWE CHIZEK AND COMPANY LLC]

The Board of Directors
First PacTrust Bancorp, Inc.

We consent to the incorporation by reference of our report, dated February 1, 2003 with respect to the 2002 consolidated financial statements of First PacTrust Bancorp, Inc. included in the annual report on Form 10-KSB, in this Registration Statement on Form S-8 pertaining to the First PacTrust Bancorp, Inc. 2003 Recognition and Retention Plan.

                                                                                                             Crowe Chizek and Ccompany LLC

Oak Brook, Illinois
May 30, 2003